Exhibit 10.29

THE McGRAW-HILL COMPANIES, INC.

DIRECTOR DEFERRED STOCK OWNERSHIP PLAN

THE McGRAW-HILL COMPANIES, INC.
DIRECTOR DEFERRED STOCK OWNERSHIP PLAN

     1. Name of Plan. This plan shall be known as the “The McGraw-Hill Companies, Inc. Director Deferred Stock Ownership Plan” and is hereinafter referred to as the “Plan.”

     2. Purposes of Plan. The purposes of the Plan are to enable The McGraw-Hill Companies, Inc., a New York corporation (the “Company”), to attract and retain qualified persons to serve as Directors, to enhance the equity interest of Directors in the Company, to solidify the common interests of its Directors and stockholders, and to encourage the highest level of Director performance by providing such Directors with a proprietary interest in the Company’s performance and progress, by crediting them annually with shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”).

     3. Effective Date and Term. The Plan shall be effective as of July 1, 1996, provided that it is approved by holders of at least a majority of the outstanding shares of Common Stock and $1.20 convertible preference stock, voting together as a single class, at the Annual Meeting that occurs in 1996.

The Plan shall remain in effect until terminated by action of the Board, or until no shares of Common Stock remain — available under the Plan, if earlier.

     4. Definitions. The following terms shall have the meanings set forth below:

“Annual Meeting” means an annual meeting of the shareholders of the Company.

“Applicable Delivery Period” has the meaning set forth in Section 8(b).

“Beneficiary” means such person designated in writing by a Director to receive the shares deliverable in accordance with Section 8 from the Director’s Deferred Stock Account in the event of such Director’s death. Such designation shall be made on a form provided by the Committee. A Director may from time to time change his designated Beneficiaries by filing a new designation in writing with the Committee. A Director may designate a Beneficiary, or change a prior designation, only in accordance with the Beneficiary designation procedures applicable to the Plan. The Company and the Committee may rely conclusively upon the Beneficiary designation last filed in accordance with the Plan. If there is no surviving designated Beneficiary or if the Director has not previously designated a Beneficiary, the Beneficiary shall be deemed to be the Director’s estate. For purposes of the defined term “Beneficiary”, “person” shall mean an individual, partnership, corporation, trust, estate, unincorporated organization, association or other entity.

“Change of Control” means any of the following events:

    (i) An acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Corporation, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation; (2) any acquisition by the Corporation; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled by the Corporation; or (4) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this definition; or

    (ii) A change in the composition of the Board of Directors such that the individuals who, as of the effective date of the Plan, constitute the Board of Directors (such Board of Directors shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, for purposes of this definition, that any individual who becomes a member of the Board of Directors subsequent to the effective date of the Plan, whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board of Directors and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors shall not be so considered as a member of the Incumbent Board; or

    (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (2) no Person (other than the Corporation, any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

    (iv) The approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.”

    “Change of Control Consideration” means, with respect to each share of Common Stock credited to a Deferred Stock Account, (i) the amount of any cash, plus the value of any securities and other noncash consideration, constituting the most valuable consideration per share of Common Stock paid to any shareholder in the transaction or series of transactions that results in a Change of Control or (ii) if no consideration per share of Common Stock is paid to any shareholder in the transaction or series of transactions that results in a Change of Control, the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change of Control. To the extent that such consideration consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined by the Committee in good faith.

The “Committee” means the committee that administers the Plan, as more fully defined in Section 13.

“Common Stock” has the meaning set forth in Section 2.

The “Company” has the meaning set forth in Section 2.

“Deferral Election” means an election pursuant to Section 6(a) or 6(b), as the case may be.

“Deferred Stock Account” means a bookkeeping account maintained by the Company for a Director representing the Director’s interest in the shares credited to such Account pursuant to Section 7.

“Delivery Date” has the meaning set forth in Section 8(a).

“Director” means an individual who is a member of the Board of Directors of the Company.

The “Dividend Equivalent” for a given dividend or distribution means a number of shares of Common Stock having a Value, as of the date such Dividend Equivalent is credited to a Deferred Stock Account, equal to the amount of cash, plus the fair market value on the date of distribution of any property, that is distributed with respect to one share of Common Stock pursuant to such dividend or distribution; such fair market value to be determined by the Committee in good faith.

The “Election Amount” for each Participant who has made a Deferral Election pursuant to Section 6 shall be, with respect to each Plan Year, (i) the percentage that is set forth in the Participant’s written notice of the Deferral Election multiplied by (ii) the total cash compensation receivable from the Company during the Plan Year by the Participant in such Participant’s capacity as a Director, including without limitation retainers, fees for serving as committee members, Board meeting fees and committee meeting fees.

The “Fraction,” with respect to a person who was a Participant during part, but not all, of a calendar year, means the amount obtained by dividing (i) the number of calendar months during such calendar year that such person was a Participant by (ii) 12; provided, that for purposes of the foregoing a partial calendar month shall be treated as a whole month.

“Installment Delivery Election” has the meaning set forth in Section 8(b).

“Participant” has the meaning set forth in Section 5.

“Plan Year” means the calendar year; provided, that the First Plan Year shall begin on July 1, 1996 and end on December 31, 1996; and provided, further, that the last Plan Year with respect to a Director who ceases to be a Participant during a calendar year, shall begin on the first day of such calendar year and end on the day such Director ceases to be a Participant.

“Stock Amount” means (i) with respect to the first Plan Year, $15,000; and (ii) with respect to each other Plan Year, the greater of (A) $30,000 or (B) the average total cash compensation receivable (disregarding for this purpose Deferral Elections made by any Director) during the Plan Year by the Participants who were Participants during the entire Plan Year in any capacity as Directors, including without limitation retainers, fees for serving as committee members, Board meeting fees and committee meeting fees, provided, however, that any retainers for serving as committee chairs will not be so included for this purpose.

The “Value” of a share of Common Stock as of the last day of a given Plan Year shall mean the average (rounded to the nearest cent) of the monthly average for each of the full calendar months during such Plan Year of the means between the reported high and low sale prices of a share of Common Stock on the New York Stock Exchange composite tape (or, if the Common Stock is not listed on such exchange, on any other national securities exchange on which the Common Stock is listed) for each trading day during each such calendar month. If the Common Stock is not traded on any national securities exchange, the Value of the Common Stock shall be determined by the Committee in good faith.

     5. Eligible Participants. Each individual who is a Director on July 1, 1996, and each individual who becomes a Director thereafter during the term of the Plan, shall be a participant (“Participant”) in the Plan, in each case during such period as such individual remains a Director and is not an employee of the Company or any of its subsidiaries.

     6. Election to Receive Shares in Lieu of Cash Compensation. (a) Subject to Section 6(b), each Participant in the Plan may make an irrevocable, one-time Deferral Election to defer payment of all or part of the total cash compensation for services as a Director to be earned during each Plan Year and to have the Participant’s Deferred Stock Account credited with shares of Common Stock equal in Value to such deferred compensation. In order to make a Deferral Election pursuant to this Section 6(a), a Participant must deliver to the Secretary of the Company a written notice of the Deferral Election setting forth the percentage of the Participant’s total cash compensation to be deferred. In the case of Participants who are Directors on July 1, 1996, this notice must be delivered no later than the last business day before July 1, 1996; in the case of Participants who become Directors after July 1, 1996 during the term of the Plan, this notice must be delivered within thirty days of the date on which the Participant becomes a Director.

     (b) It is the intention of this Plan that Participants shall have the ability to make a Deferral Election on an annual basis from and after such time (the “Effective Time”) as annual Deferral Elections would not cause the Plan to fail to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (“Rule 16b-3”). From and after the Effective Time, a Participant may make a Deferral Election on an annual basis to defer payment of all or part of the total cash compensation for services as a Director to be earned during the next succeeding Plan Year and to have the Participant’s Deferred Stock Account credited with shares of Common Stock equal in Value to such deferred compensation. In order to make a Deferral Election pursuant to this Section 6(b), the Participant must deliver written notice of the Deferral Election setting forth the percentage of the Participant’s total cash compensation to be deferred to the Secretary of the Company no later than the last business day prior to the commencement of the Plan Year to which the Deferral Election relates. Any such written notice of the Deferral Election pursuant to this Section 6(b) shall remain in effect for subsequent Plan Years unless such Participant delivers a written notice setting forth a different Deferral Election which shall be applied to future Plan Years until further written notice is received by the Secretary of the Company pursuant to this Section 6(b).

     7. Accounts; Credit of Shares. (a) The Company shall maintain a Deferred Stock Account for each Participant. As part of the compensation payable to each Participant for service on the Board, the Deferred Stock Account of each Participant shall be credited with shares of Common Stock as set forth in this Section 7.

     (b) On the first business day following the last day of each Plan Year, the Deferred Stock Account of each Director who was a Participant at any time during such Plan Year shall be credited with (i) a number of shares of Common Stock having a Value equal to the sum of (A) the Stock Amount multiplied by the applicable Fraction and (B) the Election Amount, if any; plus (ii) a number of shares equal to (A) the number of shares credited as of that date pursuant to clause (i) multiplied by (B) the Dividend Equivalent for each dividend paid or other distribution made with respect to the Common Stock, the record date for which occurred during such Plan Year and at a time when such Participant was a Participant.

     (c) In addition, on the first business day following the last day of each Plan Year, each Deferred Stock Account that has not, as of such date, been delivered in full pursuant to Section 8 shall be credited with a number of shares equal to (i) the number of shares of Common Stock in such Deferred Stock Account as of such date (before taking into account any amounts that are credited as of such date pursuant to Section 7(b) above) multiplied by (ii) the Dividend Equivalent for each dividend paid or other distribution made with respect to the Common Stock, the record date for which occurred during such Plan Year and at a time when such Participant was a Participant.

     8. Delivery of Shares. (a) The shares of Common Stock in a Director’s Deferred Stock Account as of the date the Director ceases to be a Director for any reason (the “Delivery Date”) shall be delivered or begin to be delivered in accordance with this Section 8 as soon as practicable after the Delivery Date. Such shares shall be delivered at one time; provided, that if the number of shares so credited includes a fractional share, such number shall be rounded to the nearest whole number of shares; and provided, further, that if the Director has in effect a valid Installment Delivery Election pursuant to Section 8(b) below, then such shares shall be delivered in equal yearly installments over the Applicable Delivery Period, with the first such installment being delivered on the first anniversary of the Delivery Date; provided, that if in order to equalize such installments, fractional shares would have to be delivered, such installments shall be adjusted by rounding to the nearest whole share. If any such shares are to be delivered after the Director has become legally incompetent, they shall be delivered to the Director’s legal guardian. If any such shares are to be delivered after the Director has died, they shall be delivered to the Director’s Beneficiary; provided that if the Director dies with a valid Installment Delivery Election in effect, the Committee shall deliver all remaining undelivered shares to the Director’s Beneficiary immediately. Reference to a Director in this Plan shall be deemed to refer to the Director’s legal guardian or the Beneficiary, where appropriate.

     (b) An Installment Delivery Election means a written election by a Participant, on such form as may be prescribed by the Committee, to receive delivery of shares of Common Stock in installments over a period of up to five years (the “Applicable Delivery Period”), as more fully described in paragraph (a) above. Once made, an Installment Delivery Election may be superseded by another Installment Delivery Election or revoked in writing by the Participant. However, in order for any initial or superseding Installment Delivery Election or revocation thereof to be valid, it must be received by the Committee prior to the Plan Year preceding the Plan Year in which the Participant ceases to be a Director. In the case of multiple Installment Delivery Elections and/or revocations by any Participant, the most recent valid Installment Delivery Election or revocation in effect as of the Delivery Date shall be controlling.

     9. Share Certificates; Voting and Other Rights. The certificates for shares delivered to a Director pursuant to Section 8 above shall be issued in the name of the Director, and the Director shall be entitled to all rights of a shareholder with respect to Common Stock for all such shares issued in his or her name, including the right to vote the shares, and the Director shall receive all dividends and other distributions paid or made with respect thereto.

     10. General Restrictions. (a) Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

       (i) Listing or approval for listing upon official notice of issuance of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be a market for the Common Stock;

       (ii) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

       (iii) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

           (b) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for the Participants.

           (c) No Common Stock delivered to a Director pursuant to the Plan may be sold until at least six months after the date that the Director ceases to be a Director.

           11. Shares Available. Subject to Section 12 below, the maximum number of shares of Common Stock which may be credited to Deferred Stock Accounts pursuant to the Plan is 80,000. Shares of Common Stock issuable under the Plan may be taken from authorized but unissued or treasury shares of the Company or purchased on the open market.

           12. Change in Capital Structure; Change of Control. (a) In the event that there is, at any time after the Board adopts the Plan, any change in the Common Stock by reason of any stock dividend, stock split, combination of shares, exchange of shares, warrants or rights offering to purchase Common Stock at a price below its fair market value, reclassification, recapitalization, merger, consolidation, spin-off or other change in capitalization of the Company, appropriate adjustment shall be made in the number and kind of shares or other property subject to the Plan and the number and kind of shares or other property held in the Deferred Stock Accounts, and any other relevant provisions of the Plan by the Committee, whose determination shall be binding and conclusive on all persons.

           (b) Without limiting the generality of the foregoing, and notwithstanding any other provision of this Plan, in the event of a Change of Control, the following shall occur on the date of the Change of Control (the “Change of Control Date”): (i) the last day of the then current Plan Year shall be deemed to occur on the Change of Control Date; (ii) the Deferred Stock Accounts shall be credited with shares of Common Stock pursuant to Section 7 above, as if, for this purpose, the Participants ceased to be

Participants on the Change of Control Date; (iii) the Company shall immediately pay to each Director in a lump sum the Change of Control Consideration multiplied by the number of shares of Common Stock held in each Director’s Deferred Stock Account immediately before such Change of Control (including shares of Common Stock credited to each Director’s Deferred Stock Account pursuant to clause (ii) above); and (iv) the Plan shall be terminated.

           (c) If the shares of Common Stock credited to the Deferred Stock Accounts are converted pursuant to this Section 12 into another form of property, references in the Plan to the Common Stock shall be deemed, where appropriate, to refer to such other form of property, with such other modifications as may be required for the Plan to operate in accordance with its purposes. Without limiting the generality of the foregoing, references to delivery of certificates for shares of Common Shares shall be deemed to refer to delivery of cash and the incidents of ownership of any other property held in the Deferred Stock Accounts.

           13. Administration; Amendment. (a) The Plan shall be administered by a committee consisting of the Chairman, the President, the Chief Financial Officer, the General Counsel and the Senior Vice President, Human Resources of the Company, which shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable.

     (b) The Board may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company without further approval of the Company’s stockholders, provided that to the extent required to qualify transactions under the Plan for exemption under Rule 16b-3 no amendment to the Plan shall be adopted without further approval of the Company’s stockholders in the manner prescribed in Section 3 hereof and, provided further, that if and to the extent required for the Plan to comply with Rule 16b-3, no amendment to the Plan shall be made more than once in any six-month period that would change the amount, price or timing of the grants of Common Stock hereunder other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder.

     (c) The Board may terminate the Plan at any time.

     (d) Notwithstanding any other provision of the Plan, neither the Board nor the Committee shall be authorized to exercise any discretion with respect to the selection of persons to receive credits of shares of Common Stock under the Plan or concerning the amount or timing of such credits under the Plan, and no amendment or termination of the Plan shall adversely affect the interest of any Director in shares previously credited to such Director’s Deferred Stock Account without that Director’s express written consent.

     14. Miscellaneous. (a) Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company’s shareholders or to limit the rights of the shareholders to remove any Director.

     (b) The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock pursuant to the Plan, that a Director make arrangements satisfactory to the Committee for the withholding of any taxes required by law to be withheld with respect to the issuance or delivery of such shares, including without limitation by the withholding of shares that would otherwise be so issued or delivered, by withholding from any other payment due to the Director, or by a cash payment to the Company by the Director.

     15. Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York.

As Amended:	July 30, 1997
January 1, 2000
February 23, 2000
January 29, 2003